Exhibit 99.2

LIQUIDATION ACCOUNTS AND PLAN OF DISTRIBUTION

NORTEM N.V. IN LIQUIDATIE

THE UNDERSIGNED:

1.             Mr P.J.P. Verloop: and

2.             Mr D.C. Roffey,

for the purposes hereof jointly acting as liquidators of Nortem N.V. in liquidatie, a limited liability company in the process of liquidation (“naamloze vennootschap in liquidatie”), having its corporate seat in Amsterdam (address: 6604 LE Wijchen, Bijsterhuizen 2101, trade register number 39039113), hereinafter referred to as: the “Company”,

HEREBY PRESENT the Company’s Liquidation Accounts and Plan of Final Distribution: to be implemented after expiration of the two months period during which this Plan of Final Distribution will be available for perusal by interested parties at the Company’s office and at the Commercial Registry of Centraal Gelderland, The Netherlands, as provided for by article 2:23b of the Dutch Civil Code.

Stock and Asset Purchase Agreement

The Company (formerly known as Metron Technology N.V.) entered into a Stock and Asset Purchase Agreement dated August 16, 2004 (the “Purchase Agreement”) with Applied Materials Inc., (“Applied”) pursuant to which the Company sold substantially all its assets to Applied and Applied assumed substantially all liabilities of the Company (the “Asset Sale”). Unless otherwise defined herein, capitalised terms used herein shall have the meaning ascribed to such terms in the Purchase Agreement (shown as Annex A to the Proxy Statement defined hereunder)..

Initial Cash Payment

Upon the completion of the Asset Sale on December 14, 2004 (the “Closing Date”), the Company received from Applied the Initial Cash Payment in the amount of USD 84,567,158 and retained a cash amount of USD 2,000,000 and subsequently entered into liquidation on December 16, 2004.

Exercise Warrants / Interest Income

In February and March 2005, the Company received an aggregate amount of USD 5,556,140 from the holders of the Warrants which exercised their respective Warrants. The interest income that the Company will receive as from the Closing Date up to the date of the Final Distribution is currently estimated at USD 678,768

Pre-Closing and Interest Expenses

The Company paid net USD 2,873,947 for expenses relating to the Asset Sale incurred prior to the Closing Date and USD 161,670 for interest expenses.

Post-Closing Expenses covered by Applied

The costs and expenses incurred by the Company after the Closing Date in connection with the dissolution and liquidation of the Company are currently not expected to exceed the maximum of Reimbursable Costs of USD 2,750,000 as defined in Section 9.4 (b) of the Purchase Agreement.

Cash-Out Warrants and Debentures

All holders of warrants and convertible debentures were cashed-out at the occasion of the Initial Distribution at the price of USD 4.65 per share equivalent for a total of USD 23,572,958 in aggregate.

Cash-Out Stock Options

Prior and subject to the consummation of the Asset Sale, the Company had offered option holders under the Company Stock Option Plans an opportunity to have their options “cashed out” at a price that reflects the amount that would be distributed to the holders of common shares, less the exercise price of the options. The majority of the option holders elected such  “cash-out” and consequently the Company made available cash-out payments of USD 3.75 less the exercise price per cashed-out option of USD 2,141,407 in aggregate, to such option holders at the time of the Initial Distribution and is seeking the co-operation of Applied to make these payments through its payroll system. When the Company makes the Final Distribution to its shareholders it will, at the same time, make the final cash-out payments to the option holders entitled thereto directly or to Applied for distribution through its payroll system.

Netherlands Taxation

The Netherlands tax authorities have been informed of the envisaged liquidation of the Company with a view to avoiding tax liabilities or disputes at the final stage of the liquidation. At this point in time, the position is that, to the best of  the liquidators’ knowledge, all taxes have been paid and no disputes are pending.

Tax returns still need to be filed in respect of current periods. The Company is planning to prepare these returns in the near future and does not expect any liability for tax arising in the current periods, except for corporate income tax due solely to substantial changes in the EUR \ USD exchange rate over the next few months.

Payment of Withholding Obligations

The Dutch dividend withholding tax liability can only be computed once the amount of the final distribution has been determined. Since dividend withholding tax is levied from the shareholders by means of withholding from the Final Distribution, the dividend withholding tax is not a factor in determining the amount to be distributed.

The Company shall deduct the Withholding Obligations from the Final Distribution based upon a 25% dividend withholding tax rate for all shareholders. Dutch dividend withholding tax applies to a part of the Final Distribution. Under treaties for the avoidance of double taxation to which the Netherlands is a party the applicable tax rate may be lower than 25% for residents of several countries including the U.S. Shareholders who are residents of a treaty country will be subject to dividend withholding tax at a rate of less than 25% and may claim a refund from the Dutch tax authorities for the excess dividend withholding tax deducted from their Final Distribution.

Prior to the Final Distribution Applied is expected to make a payment to the Company equal to the dividend withholding tax calculated at the 25% rate, but less estimated refunds that may be claimed by treaty country shareholders. The amount to be paid by Applied shall be calculated after expiration of the waiting period referred to in article 2:23b of the Dutch Civil Code and on the basis of the dividend amount included in the Final Distribution, as estimated by the Company in good faith on a date not less than 5 Business Days prior to the date of the Final Distribution. Applied will pay such amount to the Company within 2 Business Days of the presentation of the calculation.

No Other Liabilities

Since the Closing Date the undersigned contacted about 40 parties which still had a contractual relationship with the Company and made proposals to such parties for the termination or transfer thereof. In most cases the relevant Contracts were transferred to  Applied or one of its subsidiaries, as provided for in the Purchase Agreement and the Indemnity Agreement made pursuant to Section 8.2(e) of the Purchase Agreement. The undersigned do not believe that, at this time, the Company has any liabilities towards third parties, other than the ones identified herein, which are not covered by Applied’s reimbursement obligation under the Purchase Agreement and Indemnity Agreement.

Initial Distribution

On March 11, 2005 the Company made an Initial Distribution to its shareholders of record on March 4, 2005 of an amount of USD 3.75 per common share and of USD 48,314,921 in aggregate.

THUS the following calculation can be made:

Initial Cash Payment	USD	84,567,158
Initial Cash Retention	USD	2,000,000
Proceeds warrants	USD	5,556,140
Loan repayment	USD	110,035
Estimated Interest income	USD	678,768
Payment Withholding Obligations	USD	X
			+
	USD	92,912,100	+ X

Pre Closing expenses	USD	2,873,947
Interest expense	USD	161,670
Estimated post-closing expenses	USD	2,530,375
Covered by Applied reimbursement	USD	2,530,375	-/-
Cash Out Warrants and Debentures	USD	23,572,958
Initial Cash-Out Stock Options	USD	2,141,407
Netherlands Taxation	USD	Y
			-/-

Liquidation Surplus	USD	64,162,119	+ X -/- Y
Initial Distribution	USD	48,314,921
			-/-
Available for Final Distribution and Final Cash-Out Stock Options	USD	15,847,198	+ X -/- Y

Expected range of Final Distribution

The undersigned expect the amount of the Final Distribution to be in the range of approximately USD 1.01 to approximately USD 1.09 per share, prior to the effect of tax withholding requirements as discussed above and in the section of the Company’s definitive annual proxy statement filed for its fiscal year 2005, as filed with the U.S. Securities and Exchange Commission on November 12, 2004, (the “Proxy Statement”) entitled “Proposal 2-Dissolution and Liquidation of Metron-Material U.S. Federal Income Tax Consequences to U.S. Holders of Metron Common Shares” and “Proposal 2-Dissolution and Liquidation of Metron-Certain Netherlands Tax Considerations For Shareholders Not Residing In The Netherlands.”

Timing of Final Distribution

The undersigned expect to be able to make the Final Distribution after expiration of the legal two months waiting period and on the day following the day on which the Company received payment from Applied of the estimated dividend withholding tax. Under Dutch law the Company will cease to exist as per the moment that, to the best knowledge of the liquidators, the Company will no longer have any assets.

Risk Factors

The timing and exact amount of the Final Distribution will depend on a number of factors, including the movement of the EUR/USD exchange rate, the net costs of liquidation during the remaining period, whether and when Applied meets its obligations to reimburse the costs of liquidation pursuant to the Purchase Agreement and whether or not any unexpected creditors will successfully oppose this Plan of Final Distribution.

Signed at Amsterdam on 23 March 2005

P.J.P. Verloop
Title: liquidator

D.C. Roffey
Title: liquidator

Any statements contained in this document that are not statements of historical fact may be deemed to be forward-looking statements, including statements with respect to the anticipated amount of Dutch tax withholding, and the timing and amount of the final distribution. Words such as “expected,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the dates and amounts of the final liquidating distribution to differ materially from those indicated by these forward-looking statements, including, among others, risks identified in our quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on January 14, 2005, under the heading “Risks related to the Transaction with Applied”.  The Company does not undertake any obligation to update forward-looking statements.